EXHIBIT 10.2

Execution Version

CQP GP CONSENT AND AGREEMENT

[Operation and Maintenance Agreement]

THIS CONSENT AND AGREEMENT (this “Consent and Agreement”), dated as of August 15, 2008, is made by and among CHENIERE LNG O&M SERVICES, LLC, a Delaware limited liability company (“O&M”), CHENIERE ENERGY PARTNERS GP, LLC, a Delaware limited liability company (“CQP GP”), and The BANK OF NEW YORK MELLON, in its capacity as Collateral Agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine”), owns and is constructing a LNG receiving terminal in Cameron Parish, Louisiana, featuring a regasification design capacity of approximately 4.0 billion cubic feet per day, two docks and five storage tanks (the “Project”);

WHEREAS, on or about the date hereof, Cheniere Common Units Holding, LLC (“Borrower”), an affiliate of O&M, will enter into a $250,000,000 secured Credit Agreement, dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Borrower, the loan parties signatory thereto and The Bank of New York Mellon, in its capacity as Administrative Agent and Collateral Agent;

WHEREAS, CQP GP (as assignee of O&M) and Sabine have entered into that certain Operation and Maintenance Agreement dated as of February 25, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “O&M Agreement”) pursuant to which CQP GP agrees to provide certain services in connection with the operation and maintenance of the Project;

WHEREAS, O&M and CQP GP have entered into that certain Services and Secondment Agreement dated as of March 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Assigned Agreement”) pursuant to which the O&M agrees to provide the operational and maintenance resources and services necessary for CQP GP to meet its obligations under the O&M Agreement; and

WHEREAS, as security for the obligations under the Credit Agreement, O&M has assigned, pursuant to the security documents entered into among O&M, certain affiliates of O&M and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Documents”), all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent on behalf of the secured parties identified therein (the “Secured Parties”).

NOW THEREFORE, as an inducement to the lenders to make the loans under the Credit Agreement, and in consideration of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Consent and Agreement.

(a) CQP GP hereby acknowledges and irrevocably consents in all respects to the assignment by O&M of all its right, title and interest in the Assigned Agreement to the Collateral Agent as collateral security for the payment and performance by the Borrower of the Borrower’s obligations under the Credit Agreement and the performance of O&M’s obligations under the Security Documents.

(b) CQP GP hereby acknowledges and irrevocably consents in all respects to the right of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, to exercise and enforce all rights of O&M under the Assigned Agreement in accordance with the terms of the Assigned Agreement.

(c) Upon the exercise by the Collateral Agent of any of the remedies set forth in and in accordance with the terms of the Credit Agreement and the Security Documents, the Collateral Agent may assign its rights and interests and the rights and interests of O&M under the Assigned Agreement, subject to clause (h) hereof. Upon such assignment, the Collateral Agent shall be released from any further liability under the Assigned Agreement or such new agreement to the extent of the interest assigned.

(d) CQP GP acknowledges and agrees that, notwithstanding anything to the contrary contained in the Assigned Agreement, neither of the following events shall constitute a default by O&M under the Assigned Agreement or require the consent of CQP GP: (i) the provision of the Services (as defined in the Assigned Agreement) by a suitable operator by or on behalf of the Collateral Agent following the occurrence and continuance of an event of default under the Credit Agreement; or (ii) foreclosure or any other enforcement of the rights of the lenders under the Credit Agreement or the Security Documents by the Collateral Agent; provided that the actions taken pursuant to clauses (i) or (ii) otherwise comply with applicable law.

(e) Notwithstanding anything to the contrary in the Assigned Agreement, CQP GP shall not, without the prior written consent of the Collateral Agent, cancel, suspend performance under or terminate the Assigned Agreement unless CQP GP shall have delivered to the Collateral Agent written notice stating that it is entitled to do so under the Assigned Agreement and that it intends to exercise such right on a date no fewer than 30 days after the date of such notice in the case of a payment default or 60 days after the date of such notice in the case of any other default; provided that (i) such cure period shall be extended to such longer period as may be reasonably required to cure such default if the Collateral Agent or its assignee or designee has commenced and is diligently pursuing appropriate action to cure such default (provided, however, that in no event shall such extended period exceed an additional 30 days in the case of a payment default or 60 days in the case of any other default) and (ii) if the Collateral Agent or its designee or assignee is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving O&M, then such cure period shall be extended for the period of such prohibition. CQP GP’s notice shall specify the nature of the default giving rise to its right to cancel, suspend performance under or terminate the Assigned Agreement and CQP GP shall permit O&M and/or the Collateral Agent to cure such default. Nothing herein shall require the Collateral Agent to cure any default of O&M under the Assigned Agreement or to perform any act, duty or obligation of O&M under the Assigned Agreement, but shall only give it the option to do so. It being understood that, in the event the Collateral Agent cures any default of O&M under the Assigned Agreement, the Collateral Agent shall have no further obligation to cure any subsequent default or to perform any act, duty or obligation of O&M under the Assigned Agreement.

(f) Neither CQP GP nor O&M shall, without the prior written consent of the Required Lenders (as defined in the Credit Agreement), (i) enter into any novation, material amendment or other material modification of the Assigned Agreement, (ii) sell, assign or otherwise transfer any of its rights under the Assigned Agreement, (iii) terminate, cancel or suspend its performance under the Assigned Agreement (unless the applicable parties have given the Collateral Agent notice and an opportunity to cure in accordance with clause (e) hereof), (iv) consent to any assignment or other transfer by any other party of its respective rights under the Assigned Agreement, except in connection with a refinancing of the Loans made pursuant to the Credit Agreement or, to the extent such assignment or transfer does not adversely affect the Lenders under the Credit Agreement, a refinancing of the indebtedness created under the Sabine Indenture or the issuance of Additional Notes (as defined in the Sabine Indenture), or (v) consent to any voluntary termination, cancellation or suspension of performance by any party under the Assigned Agreement.

(g) CQP GP shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it for the benefit of the Collateral Agent.

(h) CQP GP acknowledges and agrees that the Collateral Agent shall not have any liability or obligation under the Assigned Agreement as a result of this Consent and Agreement, the Security Documents or otherwise, nor shall the Collateral Agent be obligated or required to (i) perform O&M’s obligations under the Assigned Agreement, except during any period in which the Collateral Agent has assumed O&M’s rights and obligations under the Assigned Agreement pursuant to clause (b) above, or (ii) take any action to collect or enforce any claim for payment assigned under the Security Documents. For the avoidance of doubt, O&M and CQP GP agree that the payments to be made by CQP GP to O&M under the Assigned Agreement, or as otherwise provided for in this Consent and Agreement, are conditioned upon the performance of O&M’s obligations under the Assigned Agreement. Except as set forth above, neither the Collateral Agent, its designee or assignee nor any other party secured by the Security Documents shall be liable for the performance or observance of any of the obligations or duties of O&M under the Assigned Agreement, including the performance by the Collateral Agent or its designee or assignee of any cure of default permitted pursuant to paragraph (b) above, and, except as set forth above, the assignment of the Assigned Agreement by O&M to the Collateral Agent or its designee or assignee pursuant to the Credit Agreement or the Security Documents shall not give rise to any duties or obligations owing to O&M on the part of any of the parties secured by the Credit Agreement or the Security Documents.

(i) If (i) the Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving O&M or (ii) the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving O&M, and if within 90 days after such rejection or termination, the Collateral Agent or its designee or assignee shall so request and shall certify in writing to CQP GP that it intends to perform the obligations of O&M as and to the extent required under the Assigned Agreement, CQP GP shall execute and deliver to the Collateral Agent or such designee or assignee a new agreement (“new Assigned Agreement”), (A) pursuant to which new Assigned Agreement CQP GP shall agree to perform the obligations contemplated to be performed by CQP GP under the original Assigned Agreement and the Collateral Agent or such designee or assignee shall agree to perform the obligations contemplated to be performed by O&M under the original Assigned Agreement, (B) which shall be for the balance of the remaining term under the original Assigned Agreement before giving effect to such rejection or termination and (C) which shall contain the same conditions, agreements, terms, provisions and limitations as the original Assigned Agreement (except for any requirements which have been fulfilled by O&M prior to such rejection or termination). References in this Consent and Agreement to an “Assigned Agreement” shall be deemed also to refer to the new Assigned Agreement.

(j) CQP GP shall deliver to the Collateral Agent at the address set forth on the signature pages hereof, or at such other address as the Collateral Agent may designate in writing from time to time to CQP GP, concurrently with the delivery thereof to O&M a copy of each material notice, request or demand (other than such notices delivered in the ordinary course of business) given by CQP GP to O&M pursuant to the Assigned Agreement.

(k) CQP GP hereby agrees that it shall not, nor shall it enter into any agreement permitting CQP GP to, set off, counter-claim or otherwise withhold any payment owing under the Assigned Agreement on account of any amounts owed to CQP GP by any of O&M, the Collateral Agent or any of their respective subsidiaries, affiliates, successors or permitted assigns.

(l) In a bankruptcy or insolvency proceeding involving O&M, nothing contained herein shall affect or otherwise limit CQP GP’s rights to assert claims and interests against O&M in such proceeding and otherwise participate as a creditor or party in interest in such proceeding.

2. Payments under the Assigned Agreement. CQP GP shall pay all amounts (if any) payable by it under the Assigned Agreement in the manner and as and when required by the Assigned Agreement directly into the account specified on Exhibit A hereto, or to such other person, entity or account as shall be specified from time to time by the Collateral Agent to CQP GP in writing.

3. Representations and Warranties. CQP GP hereby represents and warrants to the Collateral Agent that:

(a) CQP GP is a limited partnership duly formed and validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property its owns and intends to conduct and own.

(b) CQP GP has the full limited partnership power, authority and right to execute, deliver and perform its obligations hereunder and under the Assigned Agreement. The execution, delivery and performance by CQP GP of this Consent and Agreement and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership action on the part of CQP GP. This Consent and Agreement and the Assigned Agreement have been duly executed and delivered by CQP GP and constitute the legal, valid and binding obligations of CQP GP enforceable against CQP GP in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity or law (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) The execution, delivery and performance by CQP GP of this Consent and Agreement and the Assigned Agreement do not and will not (i) require any consent or approval of the board of directors of any partner in CQP GP which has not been obtained, and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to CQP GP or any provision of the certificate of limited partnership or limited partnership agreement of CQP GP, (iii) conflict with, result in a breach of or constitute a default under any provision of the certificate of limited partnership or limited partnership agreement of CQP GP or other organizational documents or any other material agreement, lease or instrument to which CQP GP is a party or by which CQP GP or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any lien upon or with respect to any of the assets or properties of CQP GP now owned or hereafter acquired.

(d) This Consent and Agreement and the Assigned Agreement (assuming the due authorization, execution and delivery by, and binding effect on, the Collateral Agent and O&M) are in full force and effect.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending or to the actual knowledge of CQP GP, threatened against CQP GP or any of its properties, rights or assets which could reasonably be expected to (i) have a material adverse effect on CQP GP or its ability to perform its obligations hereunder or under the Assigned Agreement or (ii) question the validity, binding effect or enforceability hereof or of the Assigned Agreement or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

(f) CQP GP is not, to its actual knowledge after due inquiry, in default under any covenant or obligation hereunder or under the Assigned Agreement. To the actual knowledge after due inquiry of CQP GP, O&M is not in default under any covenant or obligation of the Assigned Agreement. To the actual knowledge after due inquiry of CQP GP, after giving effect to the assignment by O&M to the Collateral Agent of the Assigned Agreement pursuant to the Security Documents, and after giving effect to the acknowledgment of and consent to such assignment by CQP GP (as constituted by this Consent and Agreement), there exists no event or condition that would constitute a default, or that would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

(g) CQP GP is not a party to any netting or other arrangement that would permit CQP GP to set off amounts owing from any payor under the Assigned Agreement of amounts owed to such payor by the counterparty or any of its subsidiaries, affiliates successors or assigns under any other agreement or arrangement.

4. Miscellaneous.

(a) This Consent and Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

(b) No amendment or waiver of any provisions of this Consent and Agreement or consent to any departure by O&M from any provisions of this Consent and Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(c) No failure on the part of the Collateral Agent or any of its agents or on the part of CQP GP to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF

ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) This Consent and Agreement may be executed in one or more counterparts with the same effect as if such signatures were upon the same instrument.

(g) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(h) Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(i) This Consent and Agreement shall terminate upon the indefeasible payment in full of all amounts owed under the Credit Agreement or upon the assignment of the Assigned Agreement by CQP GP in accordance with the terms of the Assigned Agreement and this Consent and Agreement if the assignee executes and delivers to the Collateral Agent a consent and agreement substantially similar to this Consent and Agreement and in a form reasonably acceptable to the Collateral Agent.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of the first date written above.

CHENIERE ENERGY PARTNERS GP, LLC,
a Delaware limited liability company

By:	/s/ Graham A. McArthur
	Name:	Graham A. McArthur
	Title:	Treasurer

Address for Notices:

700 Milam Street Suite 800 Houston, TX 77002 Attn: Don A. Turkleson

CQP GP Consent Agreement

CHENIERE LNG O&M SERVICES LLC, a Delaware limited liability company

By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

Address for Notices:

700 Milam Street Suite 800 Houston, TX 77002 Attn: Don A. Turkleson

CQP GP Consent Agreement

THE BANK OF NEW YORK TRUST MELLON as Collateral Agent

By:	/s/ Robert D Hingston
Name: Robert D Hingston
Title: Vice President

The Bank of New York Mellon Corporate Trust Administration 101 Barclay Street, 8 W New York, NY 10286 Fax: 212.815.5707

CQP GP Consent Agreement

Exhibit A to

Consent and Agreement

PAYMENT INSTRUCTIONS

Bank:	JPMorgan Chase Bank, N.A.
ABA#:	021000021
Account Number:	727110884
Reference:	Cheniere LNG Holdings, LLC
Attention:	Christopher Bonner, Client Service Professional-Sr.
(phone: 713-216-5965)

Exhibit A-1